SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                            Asante Technologies, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):
/X/  No fee required.


/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


                            ASANTE TECHNOLOGIES, INC.

                   -------------------------------------------

                    Notice of Annual Meeting of Stockholders
                         To Be Held On February 25, 1997


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Asante Technologies, Inc. (the "Company"), a Delaware corporation, will be held on February 25, 1997 at 10:00 a.m., local time, at the Company's principal executive offices, located at 821 Fox Lane, San Jose, California 95131 for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected.

         2. To approve an amendment to the Asante Technologies, Inc. 1990 Stock Option Plan (the "1990 Plan") to increase the number of authorized shares of Common Stock by 1,000,000 and to reserve such shares for issuance pursuant to options granted under the 1990 Plan.

         3. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending September 27, 1997.

         4. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on January 1, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                    FOR THE BOARD OF DIRECTORS

                                    Robert A. Sheffield
                                    Secretary
San Jose, California
January 20, 1997

                            ASANTE TECHNOLOGIES, INC.



                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed Proxy is solicited on behalf of the Board of Directors of Asante Technologies, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on February 25, 1997 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, located at 821 Fox Lane, San Jose, California 95131. The telephone number at that location is (408) 435-8388.

         These proxy solicitation materials and the Company's Annual Report to Stockholders (on Form 10-K) for the year ended September 28, 1996, including financial statements, were mailed on or about January 24, 1997 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

         Stockholders of record at the close of business on January 1, 1997 are entitled to notice of and to vote at the meeting. At the record date, 8,894,742 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding. No shares of the Company's Preferred Stock are outstanding. Based on the last reported sale on the NASDAQ National Market on January 8, 1997, the market value of one share of the Company's Common Stock was $4.375.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

         Each stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected (five) multiplied by the number of shares held by such stockholder or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than five directors. However, no stockholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting, and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. If any stockholder gives such notice, all stockholders may cumulate their votes for the candidates in nomination. In the event that cumulative voting is invoked, the proxy holders will have the discretionary authority to vote all proxies received by them in such a manner as to ensure the election of as many of the Board of Directors' nominees as possible. See "PROPOSAL 1-ELECTION OF DIRECTORS." On all other matters, each share has one vote.

         The Company will bear the cost of soliciting proxies. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

Deadline for Receipt of Stockholder Proposals

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received by the Company no later than September 23, 1997 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

         Messrs. Lin, Wong, Tseng, Tsui and Kaufman were re-elected to the Board of Directors at last year's Annual Meeting of Stockholders. Although Mrs. Koh was also re-elected as a director at last year's meeting, she has resigned from the Board of Directors effective as of January 17, 1997. There are currently six seats authorized on the Board of Directors, but five directors are to be elected at the Annual Meeting. The vacant seat created by Mrs. Koh's resignation will remain unfilled pending the recruitment and selection of a candidate qualified to serve as an outside director on the Company's Board of Directors.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. In any event, the proxy holders cannot vote for more than five persons. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until such director's successor has been elected and qualified.

                                                                                                         Director
       Name                   Age                    Principal Occupation                                 Since
-----------------             ---                    --------------------                                 --------

Jeff Yuan-Kai Lin             45     President  and  Chief  Executive  Officer  of  the  Company  and     1988
                                     Co-Chairman of the Board of Directors

Wilson Wong                   49     Vice   President   and  General   Manager  of  the  Company  and     1988
                                     Co-Chairman of the Board of Directors

Edmond Y. Tseng               49     President and Chief Executive Officer, OSE, Inc.                     1989

Cyrus Y. Tsui                 50     President and Chief  Executive  Officer,  Lattice  Semiconductor     1993
                                     Corporation

Michael D. Kaufman            54     Managing General Partner, MK Global Ventures                         1995



         Mr. Lin co-founded the Company in 1988 and currently serves as President, Chief Executive Officer and Co-Chairman of the Board of Directors. From June 1993 through July 1994, he served as Vice President, General Manager of Network Systems Business. From 1991 to 1993, he served as the Company's Chairman of the Board of Directors and Chief Operating Officer. From 1988 to 1991, Mr. Lin served as the Company's Vice President of Operations and Engineering, Chief Financial Officer and Secretary.

         Mr. Wong co-founded the Company in 1988 and currently is Vice President and General Manager and Co-Chairman of the Board of Directors. From 1993 to 1994, he served as Vice President and General Manager for the Company's Client Access products. From 1988 to 1993, he served as the Company's President and Chief Executive Officer.

         Mr. Tseng has served as President and Chief Executive Officer of OSE, Inc., a semiconductor products company which serves as the exclusive North American sales representative for Orient Semiconductor Electronics, Ltd., since January 1990. See "Security Ownership of Directors, Officers and Certain Beneficial Owners" and "Certain Relationships and Related Transactions." Prior to that time, Mr. Tseng was the Director of Engineering at Condata, Inc., an electronics products and engineering consulting company.

         Mr. Tsui has served as President, Chief Executive Officer and a director of Lattice Semiconductor Corporation, a semiconductor products company, since September 1988. In March 1991, Mr. Tsui became Chairman of the Board of Directors of Lattice. Prior to joining Lattice, Mr. Tsui was Corporate Vice President of the Programmable Logic Division of Advanced Micro Devices, Inc., a semiconductor products company.

         Mr. Kaufman has served as Managing General Partner of MK Global Ventures, a venture capital management company, since he founded the firm in 1987. Mr. Kaufman also currently serves as a director of Davox Corporation, a provider of call technology and integration systems; Disc, Inc., a manufacturer of high-capacity storage libraries; Document Technologies, Inc., a manufacturer of high-resolution displays for document management systems; HyperMedia Communications, Inc., a wireless networking products manufacturer; and Proxim, Inc., a publisher of "New Media" and other internet magazines.

         There are no family relationships among the directors and executive officers of the Company.

Board Meetings and Committees

         The Board of Directors of the Company held a total of 4 meetings and acted by written consent 1 time during the fiscal year ended September 28, 1996. No director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

         The Audit Committee of the Board of Directors currently consists of Mr. Kaufman and Mr. Tseng, and met 2 times during the last fiscal year. The Audit Committee is responsible for reviewing annual audited financial statements, approving the services performed by the Company's independent accountants, and reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee also is responsible for handling disputes with the Company's independent accountants or the termination of their engagement.

         In fiscal 1996, the Compensation Committee of the Board of Directors consisted of Mrs. Koh and Mr. Tsui, and met 1 time. The Compensation Committee reviews and approves the Company's executive compensation policy, including the salaries and target bonuses of the Company's executive officers. In addition, the Compensation Committee administers the Company's stock plans, which includes recommending or approving the grant of options to new and existing employees (including officers and employee directors). Mr. Tsui and Mrs. Koh resigned from the Compensation Committee, effective as of October 25, 1996, and January 17, 1997, respectively.


Compensation of Directors

         Directors who are employees of the Company receive no fees for services provided in that capacity, but are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees. See "EXECUTIVE COMPENSATION."

         Directors who are not employees of the Company receive a fee of $1,000 for each meeting attended and are also reimbursed for out-of-pocket expenses incurred in connection with their attendance of meetings of the Board of Directors and its committees.

         Nonemployee Directors are also entitled to participate in the Company's 1993 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan, which was adopted by the Board of Directors in September 1993 and approved by the stockholders in October 1993, authorizes a total of 300,000 shares of Common Stock for issuance pursuant to options granted under the Directors' Plan. The Directors' Plan provides for an automatic grant of 40,000 shares of Common Stock to each nonemployee Director on the date on which such individual first becomes a director. In fiscal 1996, the stockholders approved an amendment to the Directors' Plan pursuant to which each nonemployee director will be granted additional options for the purchase of 10,000 shares of Common Stock on the anniversary date of the nonemployee director's election to the Board of Directors.

         Each option granted under this plan has a term of ten years and typically the shares underlying the option vest over four years at the rate of 25% on the one year anniversary date, with the remaining shares vesting monthly in equal increments over the remaining three years. The exercise price of each option granted equals 100% of the fair market value of the Common Stock, based on the closing price of the Common Stock as reported on the NASDAQ National Market on the date of grant. Options granted under the Directors' Plan must be exercised within three months following the end of the optionee's tenure as a director of the Company, or within six months after the termination of a director's tenure due to death or disability. The Directors' Plan is designed to work automatically, without administration; to the extent administration is necessary, however, the Directors' Plan has been structured so that options granted to nonemployee directors who administer the Company's stock plans shall qualify as transactions exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 promulgated thereunder.

         Under the Directors' Plan, Mrs. Koh and Mr. Tseng each received options to purchase 40,000 shares of Common Stock, exercisable at a price of $7.50 per share, in September 1993, Mr. Tsui received an option to purchase 40,000 shares of Common Stock, exercisable at $9.00 per share, in September 1993, and Mr. Kaufman received an option to purchase 40,000 shares of Common Stock, exercisable at $4.63 per share, in July 1995. Pursuant to the amendment of the Directors' Plan approved by the stockholders at the 1996 Annual Meeting, additional options for the purchase of 10,000 shares of Common Stock were automatically granted. Mr. Kaufman's option was issued as of April 22, 1996, at an exercise price of $5.875. Options to Mrs. Koh and Mr. Tseng were issued as of September 9, 1996, at an exercise price of $6.125. Mr. Tsui's option was issued as of September 30, 1996, at an exercise price of $6.625.

Vote Required and Recommendation of Board of Directors

         The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

PROPOSAL 2 - AMENDMENT OF THE ASANTE TECHNOLOGIES, INC. 1990 STOCK OPTION PLAN

General

         In May, 1990, the stockholders approved the Asante Technologies, Inc. Stock Option Plan (the "1990 Plan") which initially authorized 1,597,333 shares of Common Stock for issuance pursuant to options granted under the plan. On September 8, 1993, the stockholders approved an amendment to the 1990 Plan to increase the number of authorized shares of Common Stock available under the plan by 2,000,000 shares. On January 6, 1997, the Board of Directors adopted an amendment to the 1990 Plan to increase the number of authorized shares of Common Stock issuable under the plan upon exercise of options by an additional 1,000,000, subject to approval by the stockholders.

         The stockholders will be requested at the meeting to approve the amendment to the 1990 Plan which increases by 1,000,000 the number of shares that may be issued under this plan. At December 28, 1996, only 642,886 shares of Common Stock remained available for issuance under options that may be granted under the 1990 Plan after that date. The Board of Directors believes that the shares which remain available for issuance will be insufficient to achieve the purposes of the 1990 Plan over the term of the plan unless the additional shares are authorized and approved by the stockholders.

Purpose

         The purposes of the 1990 Plan are to: attract and retain the best available personnel; provide additional incentives to the Company's employees; and, promote the success of the Company's business.

Administration

         The Compensation Committee of the Board of Directors (comprised of nonemployee directors) has been delegated the authority to grant options under the 1990 Plan to persons whom are eligible participants of the plan. All questions of interpretation or application of the 1990 Plan are determined by the Board of Directors, whose decisions are final and binding upon all participants.

Eligibility

         Incentive and/or nonqualified stock options may be granted to employees (including officers and employee directors) during the term of the 1990 Plan, which expires in the year 2000. Nonqualified stock options may be granted to certain consultants of the Company. All employees of the Company are eligible to receive options under the 1990 Plan, but no officer may receive options for more than 1,000,000 shares in any one year or for more than 4,000,000 shares over the life of the plan. Nonemployee directors may not be granted any option under this plan.

         Because the officers and employees of the Company who may participate in the plan and the amount of their options are determined by the Compensation Committee in its discretion, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's executive officers (including employee directors) and employees.

Description of General Terms of Options

         The Compensation Committee has the power to determine which employees (and consultants) will be granted options, the number of shares of Common Stock subject to the options proposed, and will establish the time or times which options may be exercised and whether all of the options may be exercisable at one time or in increments over time. The option price is established by the Compensation Committee at the time of the granting of an option. For incentive stock options, the option price may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. For nonqualified options, the price may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. In the event of stock dividends, splits, and similar capital changes, the 1990 Plan provides for appropriate adjustments in the number of shares available for options and the number and option prices of shares subject to outstanding options.

         The term of each option may not be more than ten years from the date of grant. Options which are exercisable expire typically 90 days following termination of employment (but in no event later than the date of expiration of the term of the option as set forth in the option agreement), except in the case of permanent disability or death. In the case of termination due to permanent disability, the option terminates on the earlier of twelve months from the date the employee ceases to work as a result of the disability or the expiration date of the term of the option set forth in the option agreement. In case of termination due to death, the option terminates within the time requirements prescribed for termination due to permanent disability.

         The purchase price of the options is typically paid in cash. For nonqualified options, the option holders must also pay the Company, at the time of purchase, the amount of federal, state and local withholding taxes required to be withheld by the Company. These taxes are also typically paid in cash. If determined by the Compensation Committee at the time the option is granted, in limited circumstances shares of the Company's Common Stock may be used by an option holder for payment of the option price or satisfaction of the withholding obligation. The 1990 Plan also permits other forms of payment if authorized by the Board of Directors or the Compensation Committee.

         In the event of a proposed sale of all or substantially all of the assets of the Company, or a merger of the Company with and into another corporation, outstanding options shall be assumed, or equivalent options shall be substituted, by the successor corporation. If the successor corporation refuses to assume the options or substitute equivalent options, the Board of Directors shall provide all option holders with the right to immediately exercise all of their options, whether vested or not.

         In the event of a proposed dissolution or liquidation of the Company, outstanding options will terminate immediately prior to the consummation of the dissolution or liquidation.

         The 1990 Plan may be modified, amended, suspended or discontinued by the Board of Directors except with respect to options granted prior to such action. The issuance of the 1,000,000 shares of Common Stock (upon exercise of the options granted under the Plan) is subject to registration with the Securities and Exchange Commission.

Federal Income Tax Consequences Relating to the 1990 Plan

         The federal income tax consequences of an employee's participation in the 1990 Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 1990 Plan. Employees should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules highlighted below will apply.

         Incentive Stock Options

         If an option granted under the 1990 Plan is treated as an incentive stock option, the option holder will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal income tax purposes. When the shares of Common Stock underlying the option are sold, the tax treatment to the option holder and the Company will depend primarily upon whether the option holder has met certain holding period requirements at the time the shares are sold. The exercise of an incentive stock option may subject the option holder to alternative minimum tax liability.

         As long as an option holder does not dispose of the shares received upon the exercise of an incentive stock option within two years of the date the option was granted or within one year after the option was exercised, any gain realized upon the disposition of the shares will be characterized as long-term capital gain and the Company will not be entitled to a federal tax deduction. However, if the option holder fails to meet the aforementioned holding periods, the disposition of the shares will be treated as a disqualifying disposition and an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the purchase price, or (ii) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the option holder in the year in which the disposition occurs. The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option. With a disqualifying disposition, the Company may withhold income taxes from the option holder's compensation with respect to the ordinary income realized by the option holder.

         The exercise of an incentive stock option may subject an option holder to alternative minimum tax liability because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares of Common Stock is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an option holder. As a result, an option holder may be obligated to pay alternative minimum tax in the year the option holder exercises an incentive stock option.

         Generally, there will be no federal income tax deduction allowed to the Company upon the grant, exercise or termination of an incentive stock option. However, with a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the option holder upon the disposition of the shares of Common Stock as long as the deduction is not otherwise disallowed under the Internal Revenue Code of 1986, as amended (the "Code").

         Nonqualified Stock Options

         Nonqualified stock options granted under the 1990 Plan do not qualify as incentive stock options and will not qualify for any special tax benefits to the option holder. Generally, an option holder will not recognize any taxable income at the time the option holder is granted a nonqualified option. However, when the option is exercised, the option holder will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the option holder will be subject to income and other employee withholding taxes.

         The option holder's basis for determining the gain or loss upon a subsequent disposition of the shares acquired upon the exercise of a nonqualified option will be the amount paid for the shares plus any ordinary income recognized as a result of the exercise of the option. Upon disposition of any of the shares acquired by exercising the option, the difference between the sale price and the option holder's basis in the shares will be treated as a capital gain or loss and, generally, will be characterized as long-term capital gain or loss if the shares have been held for more than one year prior to their disposition.

         Generally, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of the option. The Company, however, will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an option holder is required to recognize upon the exercise of the option as long as the deduction is not otherwise disallowed under the Code.

         A copy of the 1990 Plan as proposed to be amended may be obtained upon written request to the Company's Secretary at the address shown on page 1 of this Proxy Statement.

         The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is required to approve the amendment to the 1990 Plan. THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE PROPOSED AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK BY 1,000,000 AND TO RESERVE SUCH SHARES FOR ISSUANCE UPON THE EXERCISE OF OPTIONS GRANTED UNDER THE 1990 PLAN.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected Price Waterhouse LLP, independent accountants, to audit the financial statements of the Company for the year ending September 27, 1997, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         Price Waterhouse LLP has audited the Company's financial statements since fiscal 1993. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 27, 1997.

                        SECURITY OWNERSHIP OF DIRECTORS,
                     OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of January 1, 1997 by (i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) the Company's Chief Executive Officer and each of the four other most highly compensated executive officers during the year ended September 28, 1996 (collectively, the "Named Officers"), (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                     Shares          Percentage
                                                  Beneficially      Beneficially
Beneficial Owner                                      Owned             Owned
----------------                                  ------------      ------------
Jeff Yuan-Kai Lin (1)(2)                            1,336,541           15.0%
Wilson Wong (1)                                     1,343,000           15.1%
Dr. Eugene C.Y. Duh(3)                              1,191,073           13.4%
OSE, Inc.(4)                                           71,665               *
MK GVD Fund(5)                                        500,000            5.6%
Michael D. Kaufman(6)                                  37,166               *
Vertex Investment Pte Ltd.(7)                         417,543            4.7%
Soo Boon Koh(8)                                        34,166               *
Edmond Tseng(9)                                        77,499               *
Cyrus Y. Tsui(10)                                      34,166               *
William Leung(11)                                      33,161               *
Paul Smith(12)                                         57,136               *
Philip Wang(13)                                         1,000               *
All directors and executive officers as a group     5,220,734          58.70%
(16 persons)
-------------------------

*    Represents less than one percent of the outstanding Common Stock.

(1) The address for Messrs. Lin and Wong is Asante Technologies, Inc., 821 Fox Lane, San Jose, California 95131.

(2) Includes 13,541 shares issuable under stock options exercisable within 60 days of January 1, 1997.

(3) The address for Dr. Duh is Orient Semiconductor Electronics, Ltd., No. 12-2 Nei Huang S. Rd., NEPZ Kaohsiung 81120, Taiwan, ROC.

(4) Director Dr. Duh is a Director of OSE, Inc. As such, Dr. Duh may be deemed to be a beneficial owner of these shares.

(5) The address for MK GVD Fund and Michael Kaufman is 2471 E. Bayshore Road, Suite 520, Palo Alto, CA 94303. Director Michael D. Kaufman, and Gregory Lahann are general partners of MK GVD Management. Each of such individuals shares voting and investment power with respect to the shares held by MK GVD Fund, and therefore may be deemed to be beneficial owners of such shares.

(6) Includes 15,833 shares issuable under stock options exercisable within 60 days of January 1, 1997.

(7) The address for Vertex Management (II) Pte Ltd. is 77 Science Park Drive, #02-15 Cintech III, Singapore Science Park, Singapore 118256. Mrs. Koh is an officer of Vertex Management (II) Pte Ltd., the fund manager for Vertex Investment Pte Ltd., but does not have sole or shared power to control or direct the voting of shares held by Vertex Investment Pte Ltd. Accordingly, Mrs. Koh disclaims beneficial ownership of such shares.

(8) Represents shares issuable under stock options exercisable within 60 days of January 1, 1997.

(9) Includes 34,166 shares issuable under stock options exercisable within 60 days of January 1, 1997.

(10) Represents shares issuable under stock options exercisable within 60 days of January 1, 1997.

(11) Includes 31,666 shares issuable under stock options exercisable within 60 days of January 1, 1997.

(12) Includes 33,104 shares issuable under stock options exercisable within 60 days of January 1, 1997.

(13) Mr. Wang resigned from the Company effective as of November 18, 1996. Mr. Wang disclaims beneficial ownership of these shares.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

         The following table sets forth all  compensation  received by the Named
Officers for services rendered to the Company in all capacities for fiscal years ended September 30, 1994 and 1995 and fiscal year ended September 28, 1996:



                                                                                                   Long-Term
                                                    Annual Compensation                       Compensation Awards
                                                    -------------------                       -------------------

                                               --------------------------------------------
                                                                                             Restricted   Number
                                                                                Other Annual    Stock    of Shares      All Other
Name and Principal Position                     Year      Salary       Bonus    Compensation    Awards  Underlying   Compensation(1)
---------------------------                     ----      ------       -----    ------------ ---------- -----------  ---------------


Jeff Yuan-Kai Lin(2)                            1996     $202,700     $  9,500         --        --         --             $  1,270
President and Chief Executive Officer           1995      142,698        5,833         --        --         --                  184
                                                1994      135,414       17,500         --        --         --                2,321

Wilson Wong                                     1996      142,698            0         --        --         --                1,453
Vice President and General Manager              1995      142,202        5,833         --        --         --                  313
                                                1994      135,523       17,500         --        --         --                2,519

William Leung(3)                                1996      141,172       20,450         --        --         --                2,681
Vice President of Operations                    1995       12,206            0         --        --         --                   43

Paul Smith(4)                                   1996      143,169       17,925         --        --         --                  672
Vice President of Marketing                     1995       47,358            0         --        --         --                   49

Philip Wang                                     1996      150,506       10,410        (5)        --         --                1,919
Vice President of Engineering                   1995      105,004           --         --        --         --                  389
-----------------------------------------------------------------------------------------------------------------------------------


(1) Consists of premiums paid by the Company for life insurance, including over 50K Life Insurance and Executive Life.

(2) In January 1996, the Company agreed that Mr. Lin shall be paid an amount equal to his annual base salary and that his unvested options will be accelerated in the event Mr. Lin is terminated without cause.

(3)  Mr. Leung joined the Company on August 31, 1995.

(4)  Mr. Smith joined the Company on May 15, 1995.

(5) The Company provided Mr. Wang with a $60,000 advance upon joining the Company. The terms of the advance provided that the Company would forgive 25% of the advance at the end of each year that Mr. Wang remained a Company employee. For 1996, $15,000 was forgiven by the Company. Mr. Wang resigned from the Company effective November 18, 1996. In connection with Mr. Wang's resignation, the Company forgave $45,000, the remaining balance of the $60,000 advance.


Option Grants in Last Fiscal Year

         The following table sets forth certain information with respect to stock options granted to each of the Named Officers during the fiscal year ended
September 28, 1996. In accordance  with the rules of the Securities and Exchange
Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common
Stock.


                                         Option Grants in Last Fiscal Year

                                                 Individual Grants
                                                 -----------------                            Potential Realizable
                                                                                                 Value at Assumed
                                                                                                  Annual Rates of
                           Number of    % of Total Options                                          Stock Price
                             Shares           Granted to                                           Appreciation
                           Underlying        Employees in       Exercise                         for Option Term
                            Options         Fiscal Year(4)        Price       Expiration         ---------------
         Name               Granted      -----------------      Per Share        Date             5%             10%
         ----              ----------                           ---------        ----            ----           -----

Jeff Yuan-Kai Lin              50,000(1)         5.10%           $6.25         1/15/06          $196,875       496,875
Wilson Wong                        --              --               --             --                 --            --
William Leung                      --              --               --             --                 --            --
Paul Smith                     17,000(2)         1.73%            6.50         4/12/06            69,615       175,695
Philip Wang                    20,000(2)(3)      2.04%            6.25         1/15/06            78,750       198,750
----------------------------------------------------------------------------------------------------------------------

(1) All options were granted under the Company's 1990 Plan and have exercise prices equal to the fair market value on the grant date. The options vest ratably over a four-year period from the grant date and have a ten-year term.

(2) All options were granted under the Company's Key Executive Stock Plan and have exercise prices equal to the fair market value on the grant date. The options vest ratably over a four-year period from the grant date and have a ten year term.

(3)  Mr. Philip Wang resigned from the Company effective November 18, 1996.

(4) Based on options to purchase an aggregate of 980,234 shares granted in fiscal 1996.



Option Exercises and Holdings

         The following table provides information with respect to option exercises in fiscal 1996 by the Named Officers and the value of such officers' unexercised options at September 28, 1996:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values



                                                          Number of Shares
                                                      Underlying Unexercised           Value of Unexercised
                                                            Options at                In-the-Money Options at
                                                         Fiscal Year-End                 Fiscal Year-End(1)
                                                   ---------------------------    -----------------------------
                        Shares
                       Acquired         Value
  Name                on Exercise     Realized     Exercisable   Unexercisable   Exercisable     Unexercisable
  ----                -----------     --------     -----------   -------------   -----------     -------------

Jeff Yuan-Kai Lin         --             --           8,333         41,667          5,208            26,042
Wilson Wong               --             --            --             --              --              --
William Leung             --             --          20,000         60,000            --              --
Paul Smith                --             --          24,041         62,959          70,265          146,111
Phil Wang                 --             --          36,666         63,334          89,582          132,918

--------------------------------------------

(1) Market value of unexercised options is based on the price of the last reported sale of the Company's Common Stock on the NASDAQ National Market of $6.875 per share on September 27, 1996 (the last trading day for fiscal
     1996), minus the exercise price.


Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended September 28, 1996, the Compensation Committee consisted of Soo Boon Koh and Cyrus Tsui. The Company is not aware of any interlocks or insider participation required to be disclosed under applicable rules of the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company subcontracts the manufacturing of a substantial portion of its products through Orient Semiconductor Electronics, Ltd. ("OSE"). Under the Company's arrangement with OSE, the Company purchases certain components from third party vendors and sells these components to OSE at cost. OSE purchases or manufactures other components, assembles printed circuit boards, and tests and packages products for the Company on a purchase order basis. The Company is obligated to purchase products only to the extent it has signed firm purchase commitments with OSE. During fiscal 1994, 1995 and 1996, the Company's purchases from OSE totaled $21.0 million, $16.0 million and $17.9 million, respectively. The Company's arrangement with OSE provides for payment terms of 30 days from date of receipt of product. OSE and its affiliates are significant stockholders of the Company. See "Security Ownership of Directors, Officers and Certain Beneficial Owners."

         The information contained in the following report of the Compensation Committee, and the Performance Graph set forth on page 18, shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference into such filing.

                      REPORT OF THE COMPENSATION COMMITTEE

         In fiscal 1996, the compensation committee ("Committee") consisted of Mrs. Koh and Mr. Tsui, neither of whom is or has been an employee of the Company. The Committee is responsible for reviewing the compensation and benefits for the Company's executive officers, as well as supervising and making recommendations to the Board on compensation matters generally. The Committee also administers the Company's stock option and purchase plans and makes grants to executive officers under the Company's 1990 Plan and Key Executive Stock Plan.

Compensation Policies

         The Company operates in the high technology industry, characterized by rapid changes and extreme competition. The Committee's compensation philosophy is to provide cash and equity incentives to the Company's executive officers and other employees to attract caliber personnel in order to maintain the Company's competitive position. The Committee's compensation program goals are to: attract, retain and motivate qualified executive officers and employees who contribute to the Company's long-term success; align the compensation of executive officers with the Company's business objectives and performance; and align incentives for executive officers with the interests of stockholders in maximizing value.

Compensation Components

         The compensation for executive officers generally consists of salary, annual incentives and stock option awards.

         Base Salary. The salaries of each of the executive officers of the Company are generally based on salary levels of similarly sized companies, primarily those located in Silicon Valley. The Committee reviews generally-available surveys and other published compensation data. The compensation of the executive officers, including the Chief Executive Officer, are generally reviewed annually by the Committee and increased on the basis of performance, the Company's results for the previous year and competitive conditions.

         Bonuses. The Company's intention is to develop bonus compensation plans designed to reward the Company's executive officers based on the Company's financial performance and on each officer's individual performance. In October 1995, the Company established a bonus plan for fiscal 1996, under which executive officers and managers were eligible to earn quarterly cash bonus payments, one-half subject to the attainment of pre-determined personal quarterly objectives, and the other half subject to the Company's attainment of targeted operating income levels. The Chief Executive Officer's personal objectives were reviewed and approved by the Compensation Committee.

         Equity-Based Compensation. The Company enables all eligible employees, including executive officers other than Messrs. Lin and Wong, to purchase the Company's Common Stock at a discount by participating in the Company's 1993 Employee Stock Purchase Plan. In addition, the Company periodically grants to its executive officers stock options under the 1990 Plan, and 1993 Key Executive Plan, and grants to other employees stock options under the 1990 Plan, in order to provide additional incentive for such persons. The Committee believes that such incentive is aligned with the long-term interests of the Company's stockholders. Options generally vest over a four-year period to encourage option holders to continue employment with the Company. In granting options, the Committee takes into account each individual's level of responsibility within the Company and such individual's expected future contribution, as well as the number of shares and outstanding options already held by the individual. The Committee has adopted a stock option grant policy, pursuant to which employees (including officers except for Messrs. Lin and Wong) may receive annual stock option grants, generally on the date of their anniversary with the Company, in amounts based on certain criteria including continuous time with the Company, current salary, responsibilities, and job performance. Employees may also be entitled to receive additional option grants where the employee's job has significantly changed through growth or promotion. The exercise price of all options is the market price on the date of grant.

Compensation of Chief Executive Officer

         The process of determining the compensation for the Company's Chief Executive Officer and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of all of the executive officers of the Company. During 1996, the Company increased the Chief Executive Officer's base salary to $200,000 based on a review of salaries paid by peer companies and the Chief Executive Officer's individual performance. Mr. Lin's base salary had not been increased since his appointment as Chief Executive Officer in July 1994. Under the fiscal 1996 bonus plan described above, Mr. Lin earned $9,500, payable in fiscal 1997.

Tax Deductibility of Executive Compensation

         Section 162(m) of the Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such individual does not exceed $1,000,000, unless compensation is performance-based and meets certain specified conditions (including stockholder approval). Based on the Company's current compensation plans and policies and the transition rules of Section 162(m), the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction for executive compensation.


                                                The Compensation Committee



                                                Soo Boon Koh
                                                Cyrus Tsui

                                PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for Asante Technologies, Inc., the NASDAQ Composite Total Return Index (US) and the Hambrecht & Quist Technology Index. The graph assumes that $100 was invested in the Company's Common Stock, the NASDAQ Composite Total Return Index (US) and the Hambrecht & Quist Technology Index from the date of the Company's initial public offering, December 10, 1993, through September 28, 1996, the last trading day of the Company's 1996 fiscal year. Because the Company effected its initial public offering on December 10, 1993, the information in the graph is provided in quarterly intervals. Historic stock price performance is not necessarily indicative of future stock price performance.




THE H&Q TOTAL RETURN GROWTH & TECHNOLOGY INDICES


RESEARCH                                       TOTAL RETURN - DATA SUMMARY

                         ASNT

                                                           CUMULATIVE TOTAL RETURN

                                             ---------------------------------------------------------------------------------------
                                             12/10/93     12/93  3/94  6/94  9/94  12/94  3/95  6/95  9/95  12/95  3/96  6/96  9/96


Asante Technologies Inc.              ASNT        100       106    73    62     46    36    35    40     66    69    53    57    56

NASDAQ STOCK MARKET-US                INAS        100       102    98    93    101   100   109   124    139   141   148   160    16

HAMBRECHT & QUIST TECHNOLOGY          IHQT        100       103   104    96    110   119   133   161    184   179   183   191   204



Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or on written representations from certain reporting persons that no other filings were required for such persons, the Company believes that, during the year ended September 28, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with except as follows: Jeff Lin failed to file a Form 4 reporting a single transaction transferring shares in fiscal 1996. As of the date of this Proxy Statement, Mr. Lin had not yet filed a Form 5 to report the aforementioned transaction due to such transaction not being previously reported in a Form 4. The Company has been informed that Mr. Lin believed in good faith that a Form 4 had been filed on his behalf by his personal advisors and, thus, no Form 5 was required. The failure to file a Form 4 and, in turn, a Form 5 was due to inadvertence. The Company has also been informed that Mr. Lin's Form 5 for fiscal 1996 will be promptly filed.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                             For the Board of Directors



                                             Robert A. Sheffield
                                             Secretary

Dated: January 20, 1997

                                    APPENDIX

                            ASANTE TECHNOLOGIES, INC.
                             1990 STOCK OPTION PLAN

         1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

            Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written Option Agreement.

         2. Definitions.  As used herein, the following definitions shall apply:

            (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

            (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (c) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

            (d) "Common Stock" shall mean the Common Stock of the Company.

            (e) "Company" shall mean Asante Technologies, Inc., a California corporation.

            (f) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services; provided that the term Consultant shall not include directors who are not compensated for their services or who are paid only a director's fee by the Company.

            (g) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

            (h) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company

            (i) "Incentive Stock Option" shall mean an Option intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

            (j) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

            (k) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            (l) "Option" shall mean a stock option granted pursuant to the Plan.

            (m) "Optioned Stock" shall mean the Common Stock subject to an Option.

            (n) "Optionee" shall mean an Employee or Consultant who receives an Option.

            (o) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (p)  "Plan" shall mean this 1990 Stock Option Plan.

            (q) "Share" shall mean a Share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

            (r) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 3,597,333 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

            If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, Shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

         4. Administration of the Plan.

            (a) Procedure. The Plan shall be administered by (i) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act, or any successor rule thereto ("Rule 16b-3"), with respect to a plan intended to qualify under Rule 16b-3 as a discretionary plan, or (ii) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board, which shall exercise its discretion only to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

            Subject to the foregoing subparagraphs (i) and (ii), from time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

            (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan and agreements issued under the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee and to the extent permitted by Section 11 of the Plan) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

            (c) Effect of Board's Decision. All decisions, determination and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

         5. Eligibility.

            (a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

            (b) Each Option shall be designated in the written Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

            (c) For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

            (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

            (e) The  following  limitations  shall apply to grants of Options to
Officers:

                         (i) No Officer shall be granted,  in any fiscal year of
the Company, Options to purchase more than one million Shares; and

                         (ii) Over the term of the  Plan,  no  Officer  shall be
granted Options to purchase more than four million Shares.

            The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 11.

            The  limitations  set forth in this  Section  5(e) are  intended  to satisfy the requirements applicable to Options intended to qualify as "performance-based compensation" (within the meaning of Section 162 (m) of the Code). In the event the Board determines that such limitations are not required to qualify Options as performance-based compensation, the Board may modify or eliminate such limitations.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

         7. Term of Option.  The term of each  Option  shall be no more than ten
(10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

         8. Exercise Price and Consideration.

            (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

                         (i) In the case of an Incentive Stock Option

                              (A) granted to an Employee who, at the time of the
grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

                              (B)  granted  to  any  Employee,   the  per  Share
exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

                         (ii) In the case of a Nonstatutory Stock Option

                              (A)  granted to a person  who,  at the time of the
grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of the grant.

                              (B) granted to any person,  the per Share exercise
price shall be no less than 85% of the fair market value per Share on the date of grant.

            (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per Share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

            (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board at the time of grant and may consist entirely of (i) cash, (ii) check,
(iii) other Shares of Common Stock which (x) either have been owned by the Optionee more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (v) any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Section 409 (a) of the California Corporations Code. In making its determination as to the type of such consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 315 (b) of the California Corporations Code).

         9. Exercise of Option.

            (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

            An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8 (c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

            Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant, such Optionee may, but only within thirty (30) days (or such other period of time, not exceeding three (3) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of the grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option (to the extent so entitled) within the time specified herein, the Option shall terminate.

            (c)  Disability  of  Optionee.  Notwithstanding  the  provisions  of
Section 9 (b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22 (e) (3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent so entitled) within the time specified herein, the Option shall terminate.

            (d) Death of Optionee. In the event of the death of an Optionee:

                         (i) during the term of the Option who is at the time of
death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later that the date of expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death; or

                         (ii) within  thirty (30) days (or such other  period of
time not exceeding three (3) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

            (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption form Section 16 of the Exchange Act with respect to Plan transactions.

         10. Non-transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred. or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

            In the event of the proposed dissolution or liquidation of the Company, the Board of Directors shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume such Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise such Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If such successor corporation does not agree to assume such Option or to substitute an equivalent option, the Board shall notify the Optionee (i) that the Option is fully exercisable for a period of fifteen (15) days from the date of such notice, (ii) that the Option will terminate upon the expiration of such fifteen (15) day period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

         12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

         13. Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

            (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

            The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         16. Option Agreement. Options shall be evidenced by written Option Agreements in such form as the Board shall approve.

         17. Shareholder Approval.

            (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under the California Corporation Law.

            (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be (i) solicited substantially in accordance with Section 14 (a) of the Exchange Act and the rules and regulations promulgated thereunder, or (ii) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information which would be required by the rules and regulations in effect under Section 14 (a) of the Exchange Act at the time such information is furnished.